UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cadeler A/S
(Exact name of registrant as specified in its charter)

Denmark	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Arne Jacobsens Allé 7, 7th floor DK-2300 Copenhagen S, Denmark	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares evidenced by American Depositary Receipts, each American Depositary Share representing four (4) shares of the Common Stock of Cadeler A/S	New York Stock Exchange
Common stock, nominal value DKK 1 per share*	New York Stock Exchange

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange, Inc. The American Depositary Shares represent the right to receive shares of the common stock of Cadeler A/S and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-275092

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant originally filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2023 a Registration Statement on Form F-4 (the “Registration Statement”), as amended on October 31, 2023 and as may be further amended from time to time, relating to the Registrant’s ordinary shares. The Registration Statement was declared effective by the Commission on November 7, 2023. The Registrant filed a prospectus (the “Prospectus”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on November 7, 2023. The Prospectus is incorporated herein by reference to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

Reference is made to the information in the Prospectus set forth under the headings “Description of American Depositary Shares” on pages 277 through 295, “Description of Cadeler Shares and Articles of Association” on pages 267 through 276, “Comparison of Rights of Cadeler Shareholders and Eneti Stockholders” on pages 296 through 320 and “Material Tax Consequences” on pages 256 through 266, which information is incorporated herein by reference.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized

Cadeler A/S (Registrant)

Date:	December 14, 2023	By:	/s/ Mikkel Gleerup
			Name:	Mikkel Gleerup
			Title:	Chief Executive Officer